As filed with the Securities and Exchange Commission on August 17, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRIPLE FLAG PRECIOUS METALS CORP.
(Exact name of Registrant as specified in its charter)
Canada (Province or other jurisdiction of incorporation or organization)	6795 (Primary Standard Industrial Classification Code Number (if applicable))	NOT APPLICABLE (I.R.S. Employer Identification No. (if applicable))
TD Canada Trust Tower
161 Bay Street, Suite 4535
Toronto, Ontario, Canada M5J 2S1
(416) 304-9741
(Address and telephone number of Registrant’s principal executive offices)
Triple Flag USA Royalties Ltd.
c/o Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
(212) 880-6000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
Sheldon Vanderkooy Triple Flag Precious Metals Corp. TD Canada Trust Tower 161 Bay Street, Suite 4535 Toronto, Ontario M5J 2S1 (416) 304-9741	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Michael Pickersgill, Esq. Torys LLP 79 Wellington St. W Toronto, Ontario M5K 1N2 (416) 865-0040
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Ontario
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐
pursuant to Rule 467(b) on (     ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.	☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This amended and restated short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available.
Neither we nor the selling securityholders may sell these securities in the United States until the registration statement filed with the United States Securities and Exchange Commission is effective. This amended and restated short form base shelf prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada, M5J 2S1, Telephone: (416) 304-9741, and are also available electronically at www.sedar.com.
AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS
(amending and restating the short form base shelf prospectus dated April 28, 2022)
New Issue and/or Secondary OfferingAugust 17, 2022
TRIPLE FLAG PRECIOUS METALS CORP.
US$1,000,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Triple Flag Precious Metals Corp. (referred to herein, with its consolidated subsidiaries as the context requires, as “Triple Flag”, “we”, “our” or “us”) may from time to time offer and issue the following securities: (i) common shares in the capital of Triple Flag (“Common Shares”); (ii) preferred shares in the capital of Triple Flag (“Preferred Shares” and together with Common Shares, “Equity Securities”); (iii) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (iv) subscription receipts of Triple Flag exchangeable for Common Shares and/or other securities of Triple Flag (“Subscription Receipts”); (v) warrants exercisable to acquire Common Shares and/or other securities of Triple Flag (“Warrants”); and (vi) securities comprised of more than one of Equity Securities, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof, up to an aggregate offering price of US$1,000,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period commencing on April 28, 2022 that this amended and restated short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Equity Securities, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, from time to time, selling securityholders to be named in an applicable Prospectus Supplement may offer and sell Securities held by them under this Prospectus. We are filing this Prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.
The specific terms of any particular offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the
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offering price(s) (in the event the offering is not a fixed price distribution), the persons offering the Common Shares and any other specific terms; (ii) in the case of Preferred Shares, the number of Preferred Shares being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of Triple Flag or the holder, any exchange or conversion terms into or for Common Shares and/or other securities of Triple Flag and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of Triple Flag and any other specific terms; (v) in the case of Warrants, the number of such Warrants offered, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of Triple Flag and any other specific terms; and (vi) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus including, without limitation, the specific terms of any offering of Securities, as discussed above, will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.
This Prospectus does not qualify for issuance of Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance, including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities: (i) in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates and/or (ii) convertible into or exchangeable for Common Shares.
We and any selling securityholders may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”)). The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the identity of the selling securityholders, if any, the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us or the selling securityholders and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
Unless otherwise specified in the relevant Prospectus Supplement, in connection with any offering of the Securities other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
No underwriter of an “at-the-market distribution”, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
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The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) in both Canadian and U.S. dollars under the symbols “TFPM” and “TFPM.U”, respectively. On August 16, 2022, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX in Canadian and U.S. dollars was C$13.90 (TFPM) and US$10.79 (TFPM.U), respectively. We have also applied to list the Common Shares on the New York Stock Exchange (the “NYSE”) under the symbol “TFPM”. The listing of the Common Shares on the NYSE is dependent upon satisfaction of all necessary listing requirements.
Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Risk Factors”.
Triple Flag’s head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1.
We are permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. The audit of such financial statements is subject to Canadian generally accepted auditing standards and auditor independence standards.
The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Triple Flag is governed by the federal laws of Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of our assets and said persons may be located outside of the United States. See “Service of Process and Enforcement of Civil Liabilities”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, Canada and the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult with their own tax advisor with respect to their own particular circumstances.
No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
Certain of our operations and assets are located outside of Canada, certain of our directors, including Mark Cicirelli, Sir Michael Davis and Peter O’Hagan, reside outside of Canada, and our promoter, Triple Flag Mining Aggregator S.à r.l., a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg having its registered office at 12c, rue Guillaume Kroll, L-1882 Luxembourg and registered with the R.C.S. Luxembourg under number B 250.444 (“Aggregator”), is organized outside of Canada and does not have an office in Canada. Aggregator is an entity indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. Our aforementioned directors who reside outside of Canada and Aggregator have appointed Triple Flag, TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada M5J 2S1 as their agent for service of process in Canada. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process. See “Service of Process and Enforcement of Civil Liabilities”.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Readers should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein). We have not authorized any person to provide different information. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as of the date of this Prospectus or the date of the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.
Unless the context otherwise permits, indicates or requires, all references in this Prospectus to “Triple Flag”, “we”, “our”, “us” and similar expressions are references to Triple Flag Precious Metals Corp. and the business carried on by it. In this prospectus, all references to “C$” are to Canadian dollars and all references to “$” or “US$” are to U.S. dollars. All dollar amounts and financial information in this Prospectus and any document incorporated by reference herein or therein is presented in U.S. dollars unless otherwise indicated. The financial statements incorporated by reference in this Prospectus have been prepared in accordance with IFRS.
FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference herein contain “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our business, financial position, business strategy, growth plans, and strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “potential”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “believes”, or variations of such words and phrases or terminology which states that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding possible future events or circumstances.
The forward-looking information included in this Prospectus and the documents incorporated by reference herein is based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are also based upon the ongoing operation of the properties in which we hold a stream, royalty or other similar interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; and the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production. These assumptions include, but are not limited to, the following: assumptions in respect of current and future market conditions and the execution of our business strategies, that operations, or ramp-up where applicable, at properties in which we hold a royalty, stream or other interest, continue without further interruption through the period, and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated, intended or implied.
Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Forward-looking information is also subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, but are not limited to, those set forth in this Prospectus under the heading “Risk Factors” and in the annual information form and management’s discussion and analysis incorporated by reference in this Prospectus from time to time.
Although we have attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and the documents incorporated by reference herein represent our expectations as of the date of this Prospectus and the documents incorporated by reference and are subject to change after such date. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required by applicable securities laws.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The risks, uncertainties, opinions, estimates and assumptions referred to above and described in greater detail in the annual information form and management’s discussion and analysis incorporated by reference in this Prospectus from time to time should be considered carefully by readers.
All of the forward-looking information contained in this Prospectus and the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and the documents incorporated by reference herein and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our Securities.
TECHNICAL AND THIRD-PARTY INFORMATION
Except where otherwise stated, the disclosure in this Prospectus, including the documents incorporated by reference, relating to properties and operations on the properties in respect of which Triple Flag holds stream, royalty or other similar interests is based on information publicly disclosed by the owners or operators of these properties and other information and data available in the public domain as at December 31, 2021 (except where stated otherwise) and, in the case of our material properties, technical reports prepared and published by the relevant owner or operator in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) or, in the case of the Royal Bafokeng Platinum Limited operations (the “RBPlat PGM Operations”), on a competent persons’ report and a mineral resources and mineral reserves statement of the owner prepared in accordance with the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves prepared by the South African Mineral Resource Committee under the Joint Auspices of the Southern African Institute of Mining and Metallurgy and the Geological Society of South Africa, as amended (the “SAMREC Code”), or, in the case of the Northparkes mine, on disclosure of mineral resources and mineral reserves by the operator in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia, as amended (the “JORC Code”). None of such information has been independently verified by Triple Flag. Information contained in this Prospectus, including the documents incorporated by reference, with respect to each of the Cerro Lindo mine, the Northparkes mine and the RBPlat PGM Operations has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.
Triple Flag does not own, develop or mine the underlying properties on which it holds stream or royalty interests. As a royalty or stream holder, Triple Flag has limited, if any, access to properties included in its asset portfolio. Triple Flag is dependent on the owners or operators of the properties and their qualified persons to provide information to Triple Flag or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which Triple Flag holds stream, royalty or other similar interests. The assumptions and methodologies underpinning estimates of mineral resources and mineral reserves on a property, and the classification of mineralization in categories of measured, indicated and inferred and proven and probable within the estimates of mineral resources and mineral reserves, respectively, and the assumptions and methodologies employed in proposed mining and recovery processes and production plans, were made by owners or operators and their qualified persons. Triple Flag generally has limited or no ability to independently verify such information. Triple Flag has not verified, and is not in a position to verify, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding the properties in which Triple Flag holds a stream, royalty or similar interest. Although Triple Flag does not believe that such information is inaccurate or incomplete in any material respect, there can be no assurance that such third-party information is complete or accurate. For the avoidance of doubt, nothing stated in this paragraph operates to relieve Triple Flag from liability for any misrepresentation contained in this Prospectus, including the documents incorporated by reference, under applicable Canadian securities laws.
Some information publicly reported by operators may relate to a larger property than the area covered by Triple Flag’s stream, royalty or other similar interest. Triple Flag’s stream, royalty or other similar interests in certain cases cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property. In addition, numerical information presented in this Prospectus, including the documents incorporated by reference, which has been derived from information publicly disclosed by owners or operators may have been rounded by Triple Flag and, therefore, there may be some inconsistencies between the numerical information presented in this Prospectus, including the documents incorporated by reference, and the information publicly disclosed by owners and operators.
Triple Flag considers its stream interests in the Cerro Lindo mine, Northparkes mine and RBPlat PGM Operations to be mineral projects on properties material to it for the purposes of NI 43-101. Triple Flag will continue to assess the materiality of its assets as new assets are acquired or move into production.
The disclosure in this Prospectus, including the documents incorporated by reference, of scientific or technical information for the Cerro Lindo mine is based on: (i) the technical report entitled “Technical Report on the Cerro Lindo Mine, Department of Ica, Peru”, which technical report was prepared for and filed under Nexa Resources S.A.’s (“Nexa”) SEDAR profile on March 22, 2021; (ii) the information disclosed in the annual report on Form 20-F of Nexa dated March 17, 2022 and filed under Nexa’s SEDAR profile on March 17, 2022 and (iii) the information disclosed in the press release of Nexa entitled “Nexa Resources Announces 2021 Year End Mineral Reserves and Mineral Resources” dated March 17, 2022 and filed under Nexa’s SEDAR profile on March 17, 2022.
The disclosure in this Prospectus, including the documents incorporated by reference, of scientific or technical information for the Northparkes mine is based on the information disclosed in the document entitled “Northparkes Mining and Technical Information” and dated effective December 31, 2020, which document was prepared on behalf of the Northparkes Joint Venture by China Molybdenum Co., Ltd. (“CMOC”), as operator of the Northparkes mine, and is available on the Northparkes Joint Venture’s website at www.northparkes.com. CMOC discloses information required by the listing rules of the Hong Kong Stock Exchange (“HKSE”) on the HKSE website at https://www.hkexnews.hk/.
The disclosure in this Prospectus, including the documents incorporated by reference, of scientific or technical information for the RBPlat PGM Operations is based on: (i) the information disclosed in the pre-listing statement of Royal Bafokeng Platinum Limited (“RBPlat”) entitled “Pre-Listing Statement” dated October 18, 2010, and available on RBPlat’s website at bafokengplatinum.co.za; (ii) the technical report entitled “An Independent Technical Report on the Maseve Project (WBJV Project Areas 1 and 1A) located on the Western Limb of the Bushveld Igneous Complex, South Africa”, which technical report was prepared for Platinum Group Metals Ltd. (“Platinum Group”) on August 28, 2015 and filed under Platinum Group’s SEDAR profile on August 28, 2015; (iii) the information disclosed in the circular to shareholders of RBPlat dated August 27, 2018, and available on RBPlat’s website at bafokengplatinum.co.za; (iv) the mineral resources and mineral reserves statement entitled “Mineral Resources and Reserves Statement 2021”, which statement was prepared for RBPlat, and available on RBPlat’s website at bafokengplatinum.co.za; (v) the integrated annual report entitled “RBPlat Platinum Integrated Report 2021”, which report was prepared for RBPlat, and available on RBPlat’s website at bafokengplatinum.co.za; and (vi) the information disclosed in the competent persons’ mineral resources and mineral reserves report of RBPlat entitled “Competent Persons’ Report: 2021 Mineral Resources and Mineral Reserves” dated March 8, 2022, which report was prepared for RBPlat and is available on request from RBPlat as noted in the Mineral Resources and Reserves Statement 2021 which is available on RBPlat’s website at bafokengplatinum.co.za.
None of the foregoing reports, documents, filings or other documents are deemed to be incorporated by reference into this Prospectus.
The technical and scientific information contained in this Prospectus, including the documents incorporated by reference, relating to the Cerro Lindo mine, the Northparkes mine and the RBPlat PGM Operations was reviewed and approved in accordance with NI 43-101 by James Dendle of Triple Flag, a “qualified person” as defined in NI 43-101.
This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, which differ from the requirements of U.S. securities laws, including NI 43-101. NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.
Mining disclosure under U.S. securities law was previously required to comply with SEC Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Exchange Act. The SEC has adopted rules to replace SEC Industry Guide 7 with new mining disclosure rules under sub-part 1300 of Regulation S-K of the United States Securities Act of 1933, as amended (“Regulation S-K 1300”) which became mandatory for U.S. reporting companies beginning with the first fiscal year commencing on or after January 1, 2021. Under Regulation S-K 1300, the SEC now recognizes estimates of “Measured Mineral Resources”, “Indicated Mineral Resources” and “Inferred Mineral Resources”. In addition, the SEC has amended its definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” to be substantially similar to international standards. Readers are cautioned that despite efforts to harmonize U.S. mining disclosure rules with NI 43-101 and other international requirements, there are differences between the terms and definitions used in Regulation S-K 1300 and mining terms defined in the Canadian Institute of Mining, Metallurgy and Petroleum Standards, which definitions have been adopted by NI 43-101, and there is no assurance that any mineral reserves or mineral resources that an owner or operator may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the owner or operator prepared the reserve or resource estimates under the standards of Regulation S-K 1300.
In addition to NI 43-101, a number of resource and reserve estimates have been prepared in accordance with the JORC Code or the SAMREC Code, which differ from the requirements of Regulation S-K 1300. Accordingly, information containing descriptions of our mineral properties set forth herein and in the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1, Telephone: (416) 304-9741 or by accessing these documents from SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.
Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of Triple Flag filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed as exhibits to the Registration Statement are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(1)
the annual information form of Triple Flag for the fiscal year ended December 31, 2021 dated March 30, 2022 (the “2021 AIF”);

(2)
the management information circular dated March 30, 2022 in connection with the annual meeting of shareholders of Triple Flag held on May 11, 2022 (the “2021 MIC”);

(3)
the audited annual consolidated financial statements of Triple Flag and the notes thereto for the year ended December 31, 2021, together with the independent auditor’s report thereon (the “2021 Annual Financial Statements”);

(4)
management’s discussion and analysis of Triple Flag’s financial condition and financial performance for the periods presented in the 2021 Annual Financial Statements;

(5)
the unaudited condensed interim consolidated financial statements of Triple Flag and the notes thereto for the three- and six-month periods ended June 30, 2022 and 2021 (the “Interim Financial Statements”); and

(6)
management’s discussion and analysis of Triple Flag’s financial condition and financial performance for the periods presented in the Interim Financial Statements.

Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus. Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any annual information form, annual financial statements and the auditors’ report thereon, interim financial statements, management’s discussion and analysis of financial conditions and results of operations, material change reports (except confidential material change reports), business acquisition reports and information circulars, filed by us with securities commissions or similar authorities in Canada after the date of this Prospectus, during the 25-month period this Prospectus remains effective, are deemed to be incorporated by reference in this Prospectus.
Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be used in connection with a distribution of Securities under this Prospectus and any applicable Prospectus Supplement. Any template version of the marketing materials (as those terms are defined in applicable securities legislation in Canada) pertaining to a distribution of Securities and filed by us after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
Upon a new interim financial report and related management’s discussion and analysis of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous interim financial report and related management’s discussion and analysis of Triple Flag most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial report and related management’s discussion and analysis of Triple Flag most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by Triple Flag prior to the end of the financial year in respect of which the new annual information form is filed; and (iii) any business acquisition reports filed by Triple Flag for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of Triple Flag shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus, shall be deemed to be incorporated by reference into the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein).
A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of PricewaterhouseCoopers LLP, James Dendle and Torys LLP; (3) the form of Debt Indenture (as defined below) for any Debt Securities that may be offered hereunder; and (4) powers of attorney from certain of our directors and officers. A copy of the underwriting agreement for offerings under this Prospectus, and, as applicable, the warrant indenture for offerings of Warrants, the subscription receipt agreement for offerings of Subscription Receipts, any unit agreement for offerings of Units, and/or any supplemental indenture to the Debt Indenture and/or form of note for offerings of Debt Securities, will be filed as necessary by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
AVAILABLE INFORMATION
We file reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. We have concurrently filed with the SEC the Registration Statement with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved.
Triple Flag is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. Upon effectiveness of the Registration Statement, Triple Flag will be subject to the information requirements of the U.S. Exchange Act and will file reports and information with the SEC. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” within the meaning of rules made under the U.S. Exchange Act, Triple Flag will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, Triple Flag will not be required to publish financial statements as promptly as United States companies.
The SEC maintains an Internet site at www.sec.gov that makes available reports and other information that Triple Flag files or furnishes electronically with it. A prospective purchaser may also read and download any public document that Triple Flag has filed with the Canadian securities regulatory authorities under Triple Flag’s profile on SEDAR at www.sedar.com. Triple Flag’s Internet site can be found at www,tripleflagpm.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.
PROSPECTIVE PURCHASERS SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY “FREE WRITING PROSPECTUS” WITHIN THE MEANING OF U.S. SECURITIES LAWS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE PURCHASERS WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. PROSPECTIVE PURCHASERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS, UNLESS OTHERWISE NOTED HEREIN OR AS REQUIRED BY LAW. IT SHOULD BE ASSUMED THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY “FREE WRITING PROSPECTUS”, AND THE DOCUMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE ARE ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.
TRIPLE FLAG PRECIOUS METALS CORP.
Triple Flag was incorporated in Canada on October 10, 2019 with the name Triple Flag Precious Metals Corp. under the Canada Business Corporations Act (the “CBCA”) and amalgamated with its wholly owned subsidiary, Triple Flag Mining Finance Ltd., on November 8, 2019. Our head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1. We also operate an office in Hamilton, Bermuda.
Triple Flag is a gold-focused streaming and royalty company offering bespoke financing solutions to the metals and mining industry. Our mission is to be a sought after, long term funding partner to mining companies throughout the commodity cycle, while generating attractive returns for our investors.
From our inception in 2016 to our current position as an emerging senior streaming and royalty company, we have invested in excess of $1.7 billion of capital and systematically developed a long life, low cost, high quality diversified portfolio of streams and royalties providing exposure primarily to gold and silver. We have 80 assets as of August 17, 2022, consisting of 9 streams and 71 royalties. These investments are tied to mining assets at various stages of the mine life cycle, including 15 producing mines and 65 development and exploration stage projects.
Further information regarding Triple Flag and a description of our business is outlined in the 2021 AIF, which is incorporated by reference herein.
USE OF PROCEEDS
The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. Unless otherwise set forth in the applicable Prospectus Supplement, we will not receive any proceeds from any sale of Securities by selling securityholders.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of Triple Flag since June 30, 2022, which have not been disclosed in this Prospectus or in the documents incorporated by reference herein.
Disclosure regarding the consolidated capitalization of Triple Flag will be set forth in the applicable Prospectus Supplement(s) for any Securities offered pursuant to this Prospectus.
DESCRIPTION OF THE EQUITY SECURITIES
Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series. As of the date of this Prospectus, an aggregate of 156,003,093 Common Shares are issued and outstanding, and no Preferred Shares are issued and outstanding.
The following sets forth certain general terms and provisions of the Common Shares and the Preferred Shares. This summary is supplemented by the full attributes of the Common Shares and the Preferred Shares which are available on Triple Flag’s SEDAR profile at www.sedar.com and on our website at www.tripleflagpm.com.
Common Shares
Dividend Rights
Subject to the prior rights of the holders of any class of shares ranking senior to the Common Shares with respect to the priority in the payment of dividends, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of Triple Flag (the “Board”) out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine.
Voting Rights
Shareholders are entitled to one vote in respect of each Common Share held at meetings of shareholders (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the CBCA).
Conversion
The Common Shares are not convertible into any other class of shares or other securities of Triple Flag.
Pre-Emptive Rights
Triple Flag Co-Invest Luxembourg Investment Company S.àr.l., (“Co-Invest Luxco”), Aggregator and their affiliates are entitled to certain pre-emptive rights to subscribe for additional Common Shares as provided for in an investor rights agreement between Triple Flag, Co-Invest Luxco and Aggregator. Co-Invest Luxco and Aggregator are entities which are each indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. The investor rights agreement is available on SEDAR at www.sedar.com under Triple Flag’s profile.
Redemption/Retraction Rights
Triple Flag has no redemption or mandatory purchase for cancellation rights in respect of the Common Shares, nor do any shareholders have retraction rights in respect of the Common Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of Triple Flag, whether voluntary or involuntary, or any other distribution of assets of Triple Flag among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of the Preferred Shares and any other class of shares ranking in priority to the Common Shares, the shareholders shall be entitled to receive the remaining property and assets of Triple Flag.

Preferred Shares
The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and our articles of amalgamation, our Board may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights or restrictions to the Preferred Shares of each series including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on our liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment to create the series and to include the special rights or restrictions attached to the Preferred Shares of the series. Except as provided in any special rights or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.
Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other of our shares ranking junior to the Preferred Shares with respect to payment of dividends.
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of our property or assets over the Common Shares and any other of our shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares. We currently anticipate that there will be no pre-emptive, subscription, redemption or conversion rights attaching to any series of Preferred Shares issued from time to time.
Equity Securities may be offered separately or together with other Securities. See “Description of Units”.
DESCRIPTION OF DEBT SECURITIES
The following description of Debt Securities sets forth certain general terms and provisions of Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. Triple Flag will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.
Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between Triple Flag and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada and/or the United States, as may be required by applicable securities laws. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final, fully executed Debt Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by Triple Flag with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of Triple Flag which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
Debt Securities may be offered separately or in combination with one or more other Securities. Triple Flag may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered and sold by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.

General
Debt Securities may be issued from time to time in one or more series. Triple Flag may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional debt securities of that series.
A Prospectus Supplement relating to a particular series of Debt Securities will describe the terms of the Debt Securities being offered including, where applicable, the following:
(a)
the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)
the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)
the percentage of the principal amount at which such Debt Securities will be issued;

(d)
the date or dates on which such Debt Securities will mature;

(e)
the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(f)
the dates on which such interest will be payable and the record dates for such payments;

(g)
the trustee(s) under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(h)
any redemption term or terms under which such Debt Securities may be redeemed;

(i)
whether such Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(j)
any exchange or conversion terms into or for Common Shares and/or other securities of Triple Flag;

(k)
whether such Debt Securities will be subordinated to other liabilities of Triple Flag; and

(l)
any other specific terms.

Debt Securities may be offered separately or together with other Securities. See “Description of Units”.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
Triple Flag may issue Subscription Receipts that entitle the holder to receive, upon satisfaction of certain release conditions, and for no additional consideration, Debt Securities, Equity Securities, Warrants or Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities.
The Subscription Receipts will be issued under a subscription receipt agreement. The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.
In the applicable Prospectus Supplement, the description of Subscription Receipts will include, where applicable:
(a)
the number of Subscription Receipts;

(b)
the price at which the Subscription Receipts will be offered;

(c)
the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of Triple Flag;

(d)
the number of Common Shares and/or other securities of Triple Flag that may be issued or delivered upon exchange of each Subscription Receipt; and

(e)
any other material terms and conditions of the Subscription Receipts. Common Shares and/or other securities of Triple Flag issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration.

Subscription Receipts may be offered separately or together with other Securities. See “Description of Units”.
A copy of the subscription receipt agreement for any offerings of Subscription Receipts will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of Triple Flag which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
DESCRIPTION OF WARRANTS
Each series of Warrants will be issued under a separate indenture, in each case, between us and a warrant agent determined by us. The statements below relating to any Warrants to be issued are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant indenture. The particular terms and provisions of Warrants offered and sold by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Warrants.
In the applicable Prospectus Supplement, the description of Warrants will include, where applicable:
(a)
the title or designation of the Warrants;

(b)
the number of Warrants offered;

(c)
the number of Common Shares and/or other securities of Triple Flag purchasable upon exercise of the Warrants and the process for exercise;

(d)
the exercise price of the Warrants;

(e)
the dates or periods during which the Warrants are exercisable and when they expire;

(f)
the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; and

(g)
any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the underlying securities issuable upon exercise of the Warrants.
Warrants may be offered separately or together with other Securities. See “Description of Units”.
A copy of the warrant indenture for any Warrants offered hereunder will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of Triple Flag which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
DESCRIPTION OF UNITS
Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each

Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date and/or time.
The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units.
In the applicable Prospectus Supplement, the description of Units will include, where applicable:
(a)
the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(b)
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(c)
certain material tax consequences of acquiring, owning, exercising, and disposing of the Securities comprising the Units, including how the purchase price paid for the Units is to be allocated among the component Securities;

(d)
whether the Units will be issued in registered or global form; and

(e)
any other material terms and conditions of the Units.

A copy of the unit agreement, if any, for any offerings of Units will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR under the profile of Triple Flag which can be accessed at www.sedar.com, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include, without limitation: (i) the names of the selling securityholders; (ii) the number of Securities owned, controlled or directed by each of the selling securityholders; (iii) the number of Securities being distributed for the account of each selling securityholder; (iv) the number of Securities to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the selling securityholders both of record and beneficially, of record only or beneficially only; (vi) if the selling securityholder purchased any of the Securities held by it in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates the selling securityholders acquired the Securities; and (vii) if the selling securityholder acquired any of the Securities held by it in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on a per security basis.
To the extent any selling securityholder is resident outside of Canada, (i) the selling securityholder will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement, and (ii) the “Selling Securityholders” section of the applicable Prospectus Supplement will include a statement to that effect. A selling securityholder will not sell any Securities under an “at-the-market distribution”, as defined in NI 44-102.
PLAN OF DISTRIBUTION
Triple Flag or a selling securityholder may sell the Securities to or through one or more underwriters or dealers purchasing as principals and we and any selling securityholder may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities). The Prospectus Supplement relating to a particular offering and sale of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the name or names of any selling securityholders, the method of distribution and the terms of the offering and sale of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, if applicable, any selling securityholders, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered and sold thereby.
If the underwriters purchase Securities from us or a selling securityholder as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities as principal will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered and sold by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Common Shares. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial public offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us or, if applicable, any selling securityholders by the underwriters. Any such reduction to the public offering price will not affect the net proceeds received by Triple Flag.
The Securities may also be sold directly by us, pursuant to applicable statutory exemptions, at such prices and upon such terms as agreed to by us and the purchaser or through one or more agents designated by us from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.
We and any selling securityholders may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We and any selling securityholders may agree to pay the underwriters a commission for various services relating to the offering, issue and sale of any Securities offered hereby. We may use underwriters with whom we have a material relationship. The nature of any such relationship, including the name of the underwriter, will be described in the applicable Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us and, if applicable, selling securityholder(s), to indemnification by us and, if applicable, selling securityholder(s) against certain liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus

Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities exchange. Certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities. See “Risk Factors”.
Unless otherwise specified in a Prospectus Supplement, in connection with any offering of the Securities, except with respect to “at-the-market” distributions, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter of an “at-the-market distribution”, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
PRIOR SALES
Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Information regarding trading price and volume of the Securities will be provided as required for all of Triple Flag’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.
We have also applied to list the Common Shares on the NYSE under the symbol “TFPM”. The listing of the Common Shares on the NYSE is dependent upon satisfaction of all necessary listing requirements.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein in respect of purchasing, holding and disposing of applicable Securities, including, in the case of an investor who is not a resident of Canada for purposes of the Income Tax Act (Canada), Canadian non-resident withholding tax considerations. The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should read the tax discussion in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult with their own tax advisor with respect to their own particular circumstances.
RISK FACTORS
An investment in the Securities is subject to certain risks. Discussions of certain risk factors affecting Triple Flag in connection with Triple Flag’s businesses are provided in Triple Flag’s disclosure documents filed from time to time with the securities regulatory authorities in each of the provinces and territories of Canada, which are incorporated by reference in this Prospectus. In particular, see “Risk Factors” in our most recent annual information form, which is incorporated by reference herein. If any of the events or developments discussed in these risks factors actually occur, Triple Flag’s business, financial condition or results of operations or the value of the Securities could be adversely affected.
Before deciding whether to invest in any Securities, investors should consider carefully the risks described in the documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

Foreign Private Issuer Status
Triple Flag is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC and the NYSE. Under the U.S. Exchange Act, Triple Flag is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC. In addition, our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. Moreover, as a foreign private issuer, Triple Flag is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements for annual meetings and other events requiring the solicitation of a shareholder vote.
In addition, as a foreign private issuer, Triple Flag is permitted to follow certain Canadian corporate governance practices in lieu of those required by the NYSE listing rules. In particular, Triple Flag intends to follow the listing rules of the TSX in respect of private placements instead of the requirements of the NYSE to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in Triple Flag and certain acquisitions of the shares or assets of another company). The TSX threshold for shareholder approval of private issuances of common shares is generally 25%, subject to additional shareholder approval requirements in the case of certain issuances to insiders, and accordingly, Triple Flag will be permitted to rely on shareholder approval rules that may be less favorable to shareholders than for U.S. domestic companies that are subject to NYSE shareholder approval rules.
Controlled Company Exemption
Because our principal shareholders, Aggregator and Co-Invest Luxco, control a majority of the voting power of our outstanding Common Shares, we qualify as a “controlled company” within the meaning of the NYSE listing rules. As a controlled company, we are eligible to and, in the event we no longer qualify as a “foreign private issuer” under SEC rules, we will be able to elect not to comply with certain of the NYSE corporate governance standards, including having a majority of independent directors, maintaining a separate nominating committee and full independence of our Compensation & ESG Committee.
INTEREST OF EXPERTS
Certain technical and scientific information contained in the documents incorporated by reference herein, including in respect of the Cerro Lindo mine, the Northparkes mine and the RBPlat PGM Operations, was reviewed and approved in accordance with NI 43-101 by James Dendle, C. Geol., Vice President, Evaluations and Investor Relations of Triple Flag and a “Qualified Person” as defined by NI 43-101.
To the knowledge of Triple Flag, James Dendle held less than 1% of the outstanding securities of Triple Flag or of any associate or affiliate thereof when he prepared the technical information contained or incorporated by reference in this Prospectus or following the preparation of such technical information. Other than pursuant to his employment arrangements, James Dendle did not receive, and will not receive, any direct or indirect interest in any securities of Triple Flag or of any associate or affiliate thereof.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of Triple Flag by Torys LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Torys LLP, as a group, own less than 1% of the outstanding securities of Triple Flag.

PROMOTER
Aggregator may be considered a promoter of Triple Flag within the meaning of applicable securities legislation. As of August 17, 2022, Aggregator owned or controlled, directly or indirectly, 129,917,637 Common Shares, representing approximately 83% of the issued and outstanding Common Shares. Another entity that may have been considered a promoter of Triple Flag, Triple Flag Mining Elliott and Management Co-Invest LP, was dissolved in July 2022 following the redemption of its limited partnership units and distribution of Common Shares that it held to its limited partners, including Aggregator, in satisfaction of the redemption price, as described on page 175 of Triple Flag’s supplemented PREP prospectus dated May 19, 2021.
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
Triple Flag is governed by the federal laws of Canada and its principal place of business is outside the United States. The majority of our directors and officers and the experts named herein are resident outside of the United States and a substantial portion of our assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on us, our directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against us or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.
We filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Triple Flag USA Royalties Ltd. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Triple Flag in a United States court, arising out of or related to or concerning the offering of Securities under the Registration Statement.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of Triple Flag is PricewaterhouseCoopers LLP, Chartered Professional Accountants, located at PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, M5J 0B2. PricewaterhouseCoopers LLP has advised that they are independent with respect to Triple Flag within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., located at 100 University Ave, Toronto, ON M5J 2Y1. In connection with our proposed NYSE listing, we intend to appoint Computershare Trust Company, N.A., located at 150 Royall Street, Canton, MA, 02021, United States, as our U.S. transfer agent.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:
Indemnification
(1) — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.
Advance of costs
(2) — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).
Limitation
(3) — A corporation may not indemnify an individual under subsection (1) unless the individual:
(a)   acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and
(b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
Indemnification in derivative actions
(4) — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).
Right to indemnity
(5) — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:
(a)   was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
(b)   fulfils the conditions set out in subsection (3).
Insurance
(6) — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:
(a)   in the individual’s capacity as a director or officer of the corporation; or

(b)   in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.
Application to court
(7) — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.
Notice to Director
(8) — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.
Other notice
(9) — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.
The Registrant’s by-laws provide that the Registrant shall indemnify directors and officers.
Prior to the completion of this offering, the Registrant has entered into agreements to indemnify its directors and executive officers as determined by its board of directors. Under the terms of the indemnification agreements with the Registrant’s director nominees and each of its directors and officers, the Registrant will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable laws, if the basis of the indemnitee’s involvement in a proceeding is by reason of the fact that the indemnitee is or was a director or officer of the Registrant or any of its subsidiaries. The Registrant will indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Registrant, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Registrant.
The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.
The Registrant is party to an investor rights agreement (the “IRA”) with Triple Flag Mining Aggregator S.à r.l. (“Aggregator”) and Triple Flag Co-Invest Luxembourg Investment Company S.à r.l. (“Co-Invest Luxco”, and together with Aggregator, the “Principal Shareholders”), entities which are each indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. Pursuant to the IRA, the Registrant has agreed to indemnify the Principal Shareholders, their permitted transferees and their respective affiliates for any misrepresentation in a prospectus or registration statement under which common shares held by the Principal Shareholders and their permitted transferees are distributed (other than in respect of any information provided by the Principal Shareholders and their permitted transferees, in respect of the Principal Shareholders and their permitted transferees, for inclusion in the prospectus). The IRA also provides that the Registrant will indemnify the Principal Shareholders and their affiliates and permitted transferees for any misrepresentation in this prospectus and for civil liabilities under United States securities laws and contribute to any payments that the Principal Shareholders and their affiliates and permitted transferees may be required to make in respect thereof, in respect of this offering or any registration under U.S. securities laws or a listing on a U.S . national securities exchange.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBITS
Exhibit	Description
4.1	Annual Information Form of the Registrant dated as of March 30, 2022 for the fiscal year ended December 31, 2021
4.2
Audited Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2021 and 2020, together with the notes thereto, and the independent auditor’s report thereon dated February 22, 2022

4.3	Management’s Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2021
4.4	Management Information Circular of the Registrant dated March 30, 2022 in connection with the Registrant’s annual meeting of shareholders to be held on May 11, 2022
4.5	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant and the notes thereto for the three- and six-month periods ended June 30, 2022 and 2021
4.6	Management’s Discussion and Analysis of the Registrant for the three- and six-month periods ended June 30, 2022
5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of Torys LLP
5.3	Consent of James Dendle
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)
7.1	Form of Trust Indenture**
107	Filing Fee Table

**
If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
ITEM 1.   UNDERTAKING
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
ITEM 2.   CONSENT TO SERVICE OF PROCESS
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant or any such trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 17th day of August, 2022.
TRIPLE FLAG PRECIOUS METALS CORP.
By:
/s/ Shaun Usmar

Name: Shaun Usmar
Title:  Chief Executive Officer & Director
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Shaun Usmar and Sheldon Vanderkooy, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 17th day of August, 2022.
Signature	Title
/s/ Shaun Usmar Shaun Usmar	Chief Executive Officer (principal executive officer) and Director
/s/ Sheldon Vanderkooy Sheldon Vanderkooy	Chief Financial Officer (principal financial and accounting officer)
/s/ Dawn Whittaker Dawn Whittaker	Chair of the Board and Director
/s/ Susan Allen Susan Allen	Director
/s/ Sir Michael Davis Sir Michael Davis	Director
/s/ Tim Baker Tim Baker	Director
/s/ Mark Cicirelli Mark Cicirelli	Director
/s/ Peter O’Hagan Peter O’Hagan	Director

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on this 17th day of August, 2022.
TRIPLE FLAG USA ROYALTIES LTD.
By:
/s/ Shaun Usmar

Name: Shaun Usmar
Title:  President